Exhibit 32.2

Certification Pursuant to

18 U.S.C. Section 1350,

as added by

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Pulaski Financial Corp. (the “Company”) on Form 10-K for the period ended September 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), the undersigned certify, pursuant to 18 U.S.C. § 1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pulaski Financial as of and for the period covered by the Report.

Date: December 12, 2008

/s/ Ramsey K. Hamadi
Name: Ramsey K. Hamadi Title: Chief Financial Officer